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                                                                 Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       Tender of Certificates for up to
            $514,286,000 Aggregate Principal Amount at Maturity of
                  Zero Coupon Convertible Debentures Due 2018
                                      of
                               AMF Bowling, Inc.

  Capitalized terms used but not defined herein have the meanings given them in the Offer to Purchase, dated June 29, 1999 (the "Offer to Purchase").

  This Notice of Guaranteed Delivery, or one substantially equivalent hereto, may be used to cause a tender of Zero Coupon Convertible Debentures due 2018 (the "Debentures") of AMF Bowling, Inc. ("AMF Bowling") by (i) a record holder of Debentures if certificates for the Debentures are not immediately available or time will not permit all required documents to reach the Depositary for the Offer on or before the Expiration Date or (ii) by a DTC Participant (as defined in the Offer to Purchase) if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis.

                       The Depositary for the Offer is:

          ChaseMellon Shareholder Services, L.L.C. (The "Depositary")

       By Courier:             Registered Mail:               By Hand:

 ChaseMellon Shareholder   ChaseMellon Shareholder     ChaseMellon Shareholder
    Services, L.L.C.           Services, L.L.C.           Services, L.L.C.
85 Challenger Road--Mail     Post Office Box 3301     120 Broadway, 13th Floor
       Drop-Reorg            South Hackensack, NJ        New York, NY 10271
   Ridgefield Park, NJ              07606                    Attention:
          07660            Attention: Reorganization       Reorganization
Attention: Reorganization           Department               Department
        Department

                                 By Facsimile:
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature in a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box of the Letter of Transmittal.

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Ladies and Gentlemen:

  By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and the Letter of Transmittal accompanying the Offer to Purchase.

  On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the Debentures being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Debentures as contemplated by the Offer to Purchase and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to AMF Bowling Debentures of the aggregate principal amount at maturity as indicated below.

  Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  A record holder must execute this Notice of Guaranteed Delivery exactly as its name appears on its Debentures, and a DTC Participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with The Depository Trust Company. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to AMF Bowling of such person's authority to so act.

   Aggregate Principal Amount at Maturity of Debentures

   Tendered:______________________________    __________________________________

   Certificate Nos. for Debentures            __________________________________
    (if available):                                 SIGNATURE(S) OF HOLDER(S)

   _______________________________________

   _______________________________________

   _______________________________________

   _______________________________________

                                              Dated:______________, 1999

                                              Name(s) of Holders:

                                              __________________________________
   [_] Check Box if being executed by a DTC
   Participant:                               __________________________________
                                                      Please Type or Print

   DTC Participant's Number:                  __________________________________
                                                             Address

   Transaction Code Number:                   __________________________________
                                                             Zip Code

   Account Number:                            __________________________________
                                                   Area Code and Telephone No.

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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Debentures tendered hereby in proper form for transfer, (or confirmation of the book-entry transfer of such Debentures into the Depositary's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth under "Procedures for Tendering Debentures" in the Offer to Purchase) and all other required documents will be delivered by the undersigned to the Depositary.

 Name of Firm: _______________________________________________________

 Address: ____________________________________________________________

 Zip Code: ___________________________________________________________

 Area Code and Telephone Number: _____________________________________

 Authorized Signature: _______________________________________________

 Title: ______________________________________________________________

 NAME: _______________________________________________________________
                        (Please Type or Print)

   The institution which completes this form must deliver to the Depositary the guarantee, the Letter of Transmittal (or facsimile thereof) and certificates for Debentures within the time periods specified herein. Failure to do so could result in a financial loss to such institution.

 DO NOT SEND CERTIFICATES FOR DEBENTURES WITH THIS FORM. THEY SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.


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